Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

As independent auditors, we hereby consent to the inclusion in this Post Effective Amendment of Form SB-2, "Registration Statement Under the Securities Act of 1933," our report relating to the financial statements of Mountain States Capital, Inc., for the years ended December 31, 2000, 1999, 1998, and 1997. We also consent to the reference to this firm under the heading "Experts" in this statement.

/s/ Clancy and Co., P.L.L.C.
----------------------------
CLANCY AND CO., P.L.L.C.
Certified Public Accountants

May 24, 2001